Thomson StreetEvents™

Conference Call Transcript

DW - Q2 2008 Drew Industries Incorporated Earnings Conference Call

Event Date/Time: Jul. 31. 2008 / 11:00AM ET

CORPORATE PARTICIPANTS

Ryan McGrath
Lambert, Edwards & Associates - Investor Relations

Leigh Abrams
Drew Industries Incorporated - Chief Executive Officer

Fred Zinn
Drew Industries Incorporated - President

Joe Giordano
Drew Industries Incorporated - CFO and Treasurer

Jason Lippert
Drew Industries Incorporated - President and CEO of Lippert Components and Director of Drew

David Webster
Drew Industries Incorporated - President and CEO of Kinro and Director of Drew

CONFERENCE CALL PARTICIPANTS

Ed Aaron
RBC Capital Markets - Analyst

Kathryn Thompson
Avondale Partners LLC - Analyst

John Diffendal
BB&T Capital Markets - Analyst

Mitch O'Brien
CJS Securities - Analyst

Peter Eisele
Snyder Capital - Analyst

Barry Vogel
Barry Vogel & Associates - Analyst

Jamie Wilen
Wilen Management - Analyst

Arnold Brief
Goldsmith & Harris - Analyst

Adriano Almeida
DGHM - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Second Quarter 2008 Drew Industries Incorporated Earnings Conference call. My name is Katina and I will be your coordinator for today. (Operator Instructions). I would now like to turn the presentation over to our host for today's call, Mr. Ryan McGrath with Drew Industries Investor Relations. Please proceed.

Ryan McGrath - ***Lambert, Edwards & Associates - Investor Relations***

Thank you. Good morning everyone and welcome to Drew Industries 2008 Second Quarter Conference Call. I'm Ryan McGrath with Lambert, Edwards and Associates, Drew's Investor Relations firm. I have with me today members of Drew's management team including Leigh Abrams,

CEO, President and a Director of Drew; Fred Zinn, President and a Director of Drew, David Webster, President and CEO of Kinro and Director of Drew; Jason Lippert, President and CEO of Lippert Components and a Director of Drew and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our quarterly results; however before we do so it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the Securities Laws. As a result, I must caution that there are a number of factors, many of which are beyond the company's control, which could cause actual results and events to differ materially than those described in the forward-looking statements. These risk factors are identified in our press releases and our Form 10-K for the year ended 2007 and in our Form 10-Q for three months ended March 31, 2008, all filed with the SEC.

With that, I'd like to turn the call over to Leigh Abrams. Leigh?

Leigh Abrams - ***Drew Industries, Inc. - President and Chief Executive Officer***

Thank you, Ryan. Good morning and welcome to all of you on this call and to all of those listening on the internet. As Mark Twain (sic -- Charles Dickens) said in A Tale of Two Cities, "This is the best of times and the worst of times." We all know about today's worst of times. The general economy is bad and possibly in a recession and consumer confidence is at extremely low levels. Both the RV and manufacturing industries have experienced steep sales declines to some of the lowest levels in many years and as a result, Drew's sales and profits are below last year for the second quarter and six months periods. However, for the best of times, despite all of the difficulty, we continue to report profitable results, to generate strong cash flow, to reduce our debt and to gain market share.

In addition, we just completed the acquisition of Seating Technologies with pre-acquisition annual 2007 sales of about $40 million and also acquired a patent to effectively stabilize park towable RVs. We believe that both transactions will result in positive growth for Drew. These transactions along with Drew's stock buy back of 197,000 shares utilized about $36 million of our cash. Even though we also reduced debt during this period, and have had to pay much higher prices for inventory, we still have cash available.

While our sales have declined, our sales content per RV continues to increase which confirms market share growth in our RV segment. This RV content growth has been accomplished by continued emphasis of our strategic goals which are to gain market share, to introduce new products, to make acquisitions, while keeping overhead low. To help the RV industry in the longer term, we'll work with our customers in their efforts to build RVs that address consumer concerns about higher fuel costs. Our industry along with the rest of the country will ultimately find better and more efficient sources of energy. I am confident that this country will be successful in that endeavor as we have been in most endeavors to improve our society over the last 235 years.

The RV industry continues to offer products that make it easier for its customers to travel with their families and enjoy the vast natural resources of the US. RV travel still provides a low cost way to vacation and many who have experienced an RV vacation say it's the best way to travel. In fact, the RVIA just reported the results of a study showing that RV family vacations are on average 27% to 61% less expensive than other types of vacations studied and this is despite the gas increase. Past studies have also shown that people continue to use their RVs during times when fuel prices are high, but they just tend to take shorter trips or spend more time parked.

As for manufactured housing, today's manufactured homes are well built, attractive, and are the most affordable housing available. People will buy a good product if they know about it and I'm only hopeful that the RV industry is prepared to embark upon an industry-wide advertising campaign to broaden its customer base and improve its image. Steps are currently being taken along that line. We anxiously await its commencement.

We continue to expect a slight decline in manufactured housing sales for 2008, but several factors point to a recovery thereafter. These include the lack of subprime financing for site built housing. The eventual return to the manufactured housing industry of retirees who have been unable or unwilling to sell their homes and the Federal Housing Legislation which was signed into law yesterday by the President. Such legislation will offer benefits to manufactured housing buyers versus increases from about $49,000 to $70,000, the amount of a chattel mortgage that can be guaranteed by the FHA. And second, it offers a tax credit of up to $7,500 to first-time home buyers. Both of these provisions should directly help buyers of manufactured homes.

Despite the current precarious state of the US economy, we continue to be optimistic about the future, maybe not for the next few quarters, but over the longer term. We believe we are well-positioned to weather this downturn and further we continue to prepare for and are very well positioned for the eventual recovery of both the manufactured housing and RV industries. And finally, as I say as often as possible, I say it at the end of every one of my speeches, Drew's success is attributable directly to our extraordinary operating management team headed by David

Webster and Jason Lippert. It's no secret that a good management is a key to a successful business, but the real test of a management team is in difficult times. Despite the decline in both the industries we serve, Kinro and Lippert have remained profitable, gained market share, introduced new products, made great acquisitions and most importantly have simultaneously kept costs low and quality and customer service high.

I'll now ask Fred Zinn, our new President to say a few words.

Fred Zinn - *Drew Industries, Inc. - President*

Thank you, Leigh. Since this is my first presentation to you as President of Drew, I thought I'd give you a brief insight into my vision for the Company.

As you know, Leigh and I worked together for many years, probably more years than either one of us would like to admit and I really don't envision any sweeping changes in Drew's direction because Leigh and I have the same basic philosophy on the key factors that have and will continue to make Drew successful. The first key factor in our success has been our focus on cash flow. For more than 25 years ago when we were in very different businesses, Drew went through some difficult times and during the difficult years as followed that period, we learned the extremely valuable lessons of focusing on cash flow and low overhead.

Two years ago, these lessons and the business climate led us to focus on cost reduction and return on assets. Since then we've closed 19 plants and eliminated nearly $11 million of fixed costs. We reduced capital expenditures from an average of $25 million annually in 2004 through 2006 to less than $9 million this year in 2008. And during the last two years, we've collected over $25 million from the sale of facilities. All this has significantly strengthened our balance sheet and that will be critical in our ability to take advantage of strategic opportunities that usually arise in difficult economies like this.

The second key factor is a careful disciplined acquisition strategy. Caution doesn't mean that we're going to avoid all risks. It means we evaluate many opportunities to find those few where we're most likely to control the risks and reap the rewards. Although we'll continue to be careful and disciplined in the future, that also doesn't mean we won't develop a slightly broader view of what we do well and the types of opportunities we should evaluate. One example of that viewpoint was our recent acquisition of Seating Technology, manufacturer of RV furniture and that's an entirely new product line for us. We were still very disciplined in this acquisition, paying less than 6 times EBITDA as we always have and also evaluating the acquisition in light of the current economic conditions.

However, despite current industry and economic conditions, we believe this acquisition affords a significant growth opportunity by taking advantage of a fragmented regional market and leveraging our marketing and manufacturing capabilities to gain significant market share over the long term. At the same time, we'll work toward reducing Seating Technology's costs and improving their production efficiencies.

The third key factor in our success has been and will continue to be our incentive compensation plan. We firmly believe that through these incentives, we can achieve several important goals. First, we motivate people to focus on profitability and to focus on continuous improvement. Second, our performance-based compensation plan attracts the best, the brightest and the most creative managers, those who are confident in their ability to earn big rewards by outperforming the market. Further, the best and the brightest managers attract other managers with those same important qualities. Finally, it fits with what stockholders want, paying for performance. If our earnings decline as they are expected to this year, management is highly motivated to take every appropriate step to improve our results in part because Drew's lower earnings will cause management compensation to decline.

I don't want to digress too far from the business at hand, the business of managing Drew through a very difficult economic environment and giving you an understanding of our results. So I'll ask Joe Giordano, our new CFO, to give you some additional color about our results this quarter.

Joe was our Corporate Controller for more than 5 years and before that he had more than 10 years experience as a CPA with KPMG and Deloitte & Touche. Joe led us through the very difficult task of complying with Sarbanes Oxley and much more importantly, he has developed and refined our financial and management reporting systems to give us valuable insight into our historical results and our future opportunities. As you get to know Joe and I know you will, I'm sure you'll agree that his promotion to CFO is well deserved. Joe?

Joe Giordano - *Drew Industries, Inc. - CFO and Treasurer*

Thank you, Fred. In addition to the decline in demand for RVs and manufactured homes in 2008, we have experienced extraordinary increases in our raw material costs. Based on our current sales volume, we now estimate these raw material cost increases aggregate more than $70 million on an annualized basis. However, we are working with our customers to pass these cost increases along as quickly as possible. Despite this, these factors point to an adverse impact on Drew's operating results for the balance of 2008 and likely into 2009. And at this point, we're unable to quantify the impact. While there are no short-term cures for the difficulties that confront Drew and the industries we serve, we have prepared for these conditions by streamlining operations and reducing fixed costs over the last two years.

During the 2008 second quarter, fixed cost reductions added $1.4 million to operating profit as compared to the 2007 second quarter. These fixed cost reductions are expected to benefit operating profit by approximately $5 million for all of 2008 in addition to the $6 million in savings we realized in 2007. Further, we have reduced our manufacturing work force by over 450 employees since June 2007. In the RV segment, an important key to our growth has been the ability to increase our content per RV. I should point out that the reference in the press release to our $1,725 content per travel trailer and fifth wheel RV produced over the last 12 months does not include the impact of the July acquisition of Seating Technology which will add approximately $150 to our content per unit.

June manufactured housing industry production statistics are not yet available, but we estimate that our content per manufactured home produced was approximately $1,600 for the 12 months into June 2008. This 14% decline from the $1,853 per manufactured home reported for the 12 months ended June 2007 is partly due to a reduction in the average size of the homes produced by the manufactured housing industry. For the first five months of 2008, multi-section homes represented 63% of the total homes produced, down from 70% for the same period last year and 80% in all of 2003. In addition, we exited certain business in the latter half of 2007 because of inadequate margins.

Comparing our consolidated second quarter 2008 results to the first quarter of 2008, sales were down $9 million yet segment operating profits increased by nearly $1 million. This increase was achieved through continued cost cutting and efficiency improvements as well as lower overtime and payroll taxes. In addition, worker's compensation and health insurance costs which were high in the first quarter of 2008, moderated in the second quarter.

Pretax income for the second quarter of 2008 was increased by other items aggregating $1 million consisting of asset sales partially offset by legal expenses. These other items for the second quarter of 2008 were classified in the income statement as a $1.8 million reduction in cost of sales and an $800,000 increase in SG&A expenses. Other items in the second quarter of 2007 which reduced pretax income by $1.1 million were almost all included in cost of sales. These other items in the second quarter of 2008 added $0.03 per share to EPS while other items in the second quarter of 2007 reduced EPS by $0.03 a share.

Excluding these other items, gross profit margins declined approximately 1% in the 2008 second quarter from the prior year's second quarter. Also, excluding these other items, SG&A costs were 14.8% of 2008 second quarter sales, up from the second quarter of 2007 as higher fuel costs and the spreading of fixed costs over a smaller sales base more than offset the additional cost cutting measures.

Over the past 12 months, our strong cash flow enabled us to increase cash net of debt by $33 million despite investing $11 million for the acquisition of Extreme Engineering in July 2007. As a result, our interest expense for the 2008 second quarter declined compared to the same period in 2007.

We currently invest our excess cash in US treasury and money market accounts with a current yield of approximately 1.6%. With the use of $31 million for the recent acquisitions of Seating Technology and the patent for JT's Strong Arm Stabilizer for RVs, our interest income will decline beginning in July 2008. However, this decline in interest income should be more than offset by the operating income generated by these investments. Further, higher raw material costs will continue to increase our investment and inventory and reduced invested cash over the short term.

Our $70 million line of credit will expire in June of 2009. Accordingly, the $6 million of borrowings under the line of credit are classified as current debt in the balance sheet. Excess cash was not used to pay down these borrowings under the line of credit as these borrowings are associated with an interest rate swap which results in a favorable fixed interest rate of 4.4%. We expect to enter into a new long-term borrowing arrangement within the next several months. We have also held discussions with Prudential Capital Group to increase the balance of our uncommitted shelf loan facility from $25 million to $125 million.

In the second quarter of 2008, the effective tax rate increased to 40% from 38.9% in the first quarter or 39.4% for the six months ended June 2008. The second quarter increase in the Company's effective tax rate was due primarily to the estimated annual effect of lower profits on state and federal tax rates. We're in the process of tax audits in several jurisdictions and the outcome of these audits could impact future tax expenses. We review our tax positions quarterly based on the most recently available information and update our tax reserves accordingly.

Thank you for your time. Now, I'll turn it back to Leigh.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Thank you, Joe, and again we congratulate you on your promotion. Katina, with that, we'll take questions.

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). Your first question comes from Ed Aaron representing RBC Capital Markets. Please proceed.

Ed Aaron - *RBC Capital Markets - Analyst*

Hi. Good morning everybody. A few questions for you, I was hoping you could give us the year-over-year change in your inventory on the balance sheet if you adjust out the impact of inflation.

Fred Zinn - *Drew Industries, Inc. - President*

Inflation and higher quantities both impacted our inventories this quarter. Sales dropping rapidly and some of the longer term commitments for inventory purchases, we did see an increase in the quantities as well. It's probably two-thirds or half quantities and the balance raw material costs.

I should point out also that it's raw materials. We carry as you know very, very little finished good so in terms of risk of obsolescence or any of those types of things there is almost nothing. We have only about two weeks of finished goods or less actually on hand.

Ed Aaron - *RBC Capital Markets - Analyst*

Okay, that's helpful, thank you, and then you mentioned in the press release the increase in the value of the inventory on the balance sheet for steel compared to what ran through the P&L for the second quarter, would you happen to have those, if you would have made those comments in your last quarter press release, what would that increase have been?

Fred Zinn - *Drew Industries, Inc. - President*

I honestly don't remember. I don't think we have that information. We could look into it and get back to you.

Ed Aaron - *RBC Capital Markets - Analyst*

Okay, thanks. And then just lastly, what was the contribution from price increases both in the RV segment and the manufactured housing in the quarter?

Fred Zinn - *Drew Industries, Inc. - President*

Yeah, I'd rather not give that information right now. We're working in developing that and we'll have some additional disclosures in the 10-Q.

It wasn't a huge amount of selling price increases, but clearly we did have selling price increases.

Ed Aaron - *RBC Capital Markets - Analyst*

Okay, thanks.

Operator

The next question comes from the line of Kathryn Thompson representing Avondale Partners. Please proceed.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Hi. Thanks. Could you remind us what percentage of cost of goods sold is of steel and then aluminum?

Fred Zinn - *Drew Industries, Inc. - President*

Well, just broadly, we haven't really disclosed this type of information very specifically, but broadly our raw materials are about half of our sales dollar, a little bit more and about half of those raw materials are steel, maybe a little bit more with the rise in steel. Aluminum is a lesser amount, I'm going to guess it's about 10% to 15%, 10% to 12%, something in that range.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay. And are there any offsets to cost of goods sold in terms of raw materials going into the back half of the year? Above and beyond aluminum which are obviously?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

The price increases, which we're working with our customers on.

Fred Zinn - *Drew Industries, Inc. - President*

With offsets to help us or other?

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Are there any other raw materials where you're seeing prices come down as opposed to increase?

Fred Zinn - *Drew Industries, Inc. - President*

No, I wish we were. Things are volatile, so one day you might see down, the next day up, but generally prices are headed up except where we've been lucky enough to get some nice commitments, but generally prices even for our smaller raw materials are going up.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

In light of that, how do you plan to get pricing in the current market and how do you manage particularly around a market where dealers are liquidating inventories, you have overall lower volumes and just a continued march up in commodity pricing?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

That's why we're fairly unspecific in the press release, it's just too difficult to quantify what's happening because price increases are going up constantly and our management team is constantly working with customers to try to adjust what they're doing and that's why there's just too many unknown factors to try to quantify what it's going to be. All I can tell you is that over the years, our team has handled price increases very, very effectively. We've handled it effectively in the first six months of this year. We're sure to continue to handle it in the last six months of this year and if you go back and look at our operating results for the last ten years except for one quarter we had a goodwill write-down, we've been profitable every single quarter whether times were good or times were bad or whether prices were going up or going down, both David and Jason are able to handle that through operations, it's just not easy.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay, but would you say that this is the most challenging price environment you've encountered in the past ten years at least.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Very difficult.

David Webster - *Drew Industries, Inc. - President and CEO of Kinro and Director of Drew*

This is David Webster, but at the same time, I don't think that we've experienced any more price increases. Sure it's been a difficult time, but take 30 years ago, we went through price increases, and we continue to go through price increases. I don't feel like this is anything new really, it's just something that we have to deal with and when we do, we deal with it.

Fred Zinn - *Drew Industries, Inc. - President*

The price of steel doubled and the price of (inaudible) steel doubled in 2005 and it was challenging, but you go out and do what you've got to do just like any other supplier.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay, but do you feel like you're able to get margin on your price increases, I mean not just passed on from a dollar's basis, but also?

Fred Zinn - *Drew Industries, Inc. - President*

I think in this type of economy that would be very, very difficult. I don't anticipate we'll be doing that. As you know, in the past we've tried to work with our customers wherever we can. We're not trying to get any margin really on these price increases. We're just trying to hold our own.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay and just remind me are you expecting to see a similar hit on SG&A given with fuel pricing, I know that was an issue in the previous quarter?

Fred Zinn - *Drew Industries, Inc. - President*

Yeah, fuel, those are much, much more marginal issues. We don't use a whole hell of a lot of fuel. It's not a great percentage, sometimes it ticks up a little bit, and certainly it has ticked up a little bit for us, but it's not going to be a startling change for us.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay.

Fred Zinn - *Drew Industries, Inc. - President*

The bigger impact really on our delivery cost is if volume is down, we're putting less on a truckload or that type of thing, but fuel is a factor, but not that big.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay, and my final question, are your customer balance sheets an issue in getting pricing in the current environment?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We always look at our customer balance sheets. We have probably one of the best credit departments in the industry. As you can see June 30, days' sales were 17 days outstanding, so we have a terrific credit department, but we've worked very closely with our customers in the past when we've had to take a bad debt, we took a bad debt, but as of now, we're in very good financial shape and our customers are paying on time as you can see by the 17 days.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay, great. Well, thank you so much.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Thanks.

Operator

The next question comes from John Diffendal representing BB&T Capital Markets. Please proceed.

John Diffendal - *BB&T Capital Markets - Analyst*

Yes, good morning. A couple of questions, you mentioned that July sales I believe were down about 20%, and I assume that includes the Seating acquisition in that. If you back that out, that would seem to imply that the ex-acquisition, that decline was even more. Can you break that up for us a little bit? Give us some thoughts, sir.

Fred Zinn - *Drew Industries, Inc. - President*

It was even more that would probably add in the order of 5%, 4% to 5%.

John Diffendal - *BB&T Capital Markets - Analyst*

It would have been down 24%, 25% ex the acquisition.

Fred Zinn - *Drew Industries, Inc. - President*

Something like that. As all of you know the first part of July was particularly difficult. Our customers were closed their factories longer than they had last year and that certainly impacted us that's why that number is so big.

John Diffendal - *BB&T Capital Markets - Analyst*

I hear you. And the MH margins were back 11%, 12% after being sort of single digit for a while. Give us some indication what is driving that and if it's sustainable.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Well, again, we did exit late last year a bunch of low margin product sales. Removing those low margin product sales helped increase profits and in addition to that, Fred can add some more.

Fred Zinn - *Drew Industries, Inc. - President*

Yeah, specifically we saw some nice improvements in our production efficiencies, our labor costs, also we're still a reasonably small company so some of our accruals like for group insurance or worker's compensation, they fluctuate over time, and we saw some nice pick ups on some of those areas relative to the prior year when those were a little bit higher than we would've liked.

John Diffendal - *BB&T Capital Markets - Analyst*

That's great. Thank you.

Operator

The next question comes from the line of Mitch O'Brien representing CJS Securities. Please proceed.

Mitch O'Brien - *CJS Securities - Analyst*

Thank you. I have a quick question on cash after the closing of the acquisitions, what would the cash balance be?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Well, we have $43 million.

Fred Zinn - *Drew Industries, Inc. - President*

Less the $31 million.

Fred Zinn - *Drew Industries, Inc. - President*

Less than $10 million.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Yeah, we used $31 million just for the acquisitions.

Mitch O'Brien - *CJS Securities - Analyst*

Right, and then you mentioned the manufactured homes exiting some of the less profitable businesses, which order did that begin last year?

Fred Zinn - *Drew Industries, Inc. - President*

I'm sorry, could you repeat that question?

Mitch O'Brien - *CJS Securities - Analyst*

You mentioned you exited some of the lower performing parts of the business, when did that start?

Fred Zinn - *Drew Industries, Inc. - President*

It really started late in the second quarter and continued on primarily in the third quarter into the early fourth quarter.

Mitch O'Brien - *CJS Securities - Analyst*

Okay, so we basically lapped it now.

Fred Zinn - *Drew Industries, Inc. - President*

No, we're just starting to lap it so we'll see probably some impact on the third quarter and maybe even a little bit in the fourth quarter.

Mitch O'Brien - *CJS Securities - Analyst*

Okay.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

And as we said, I think in the press release or in this speech, we're starting to see a little bit of turn around there in terms of our market share in manufactured housing, picking up some business, not huge amounts, but meaningful amounts, so hopefully that will.

Mitch O'Brien - *CJS Securities - Analyst*

And still on manufactured housing, typically you see a little bit of margin decline off the peak in Q2 through the remainder of the year. Do you think that trend will remain or is there anything to really throw that off?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We really don't talk about the future. You'd have to look at the past history. We are, Fred mentioned in his speech, our incentive compensation plan, as a result our management team works very hard to control costs.

Mitch O'Brien - *CJS Securities - Analyst*

Right, but there's no fundamental change out there so historical trends are probably better than nothing.

Fred Zinn - *Drew Industries, Inc. - President*

Yeah, although you know things have changed so much with --

Mitch O'Brien - *CJS Securities - Analyst*

But the volumes in the space are -- I mean you're having some negative leverage related to the multi-section versus single.

Fred Zinn - *Drew Industries, Inc. - President*

We're seeing a little bit of that, right.

Mitch O'Brien - *CJS Securities - Analyst*

But all things being equal, it's not deteriorating more than maybe unexpected. It seems -- the (inaudible) pretty good in the quarter, obviously the cogs are a bigger issue in 3Q, it's just a matter of getting that aligned a little better. And the RV segment, and just overall, if you take the July 20% down and assume that for the quarter, you end running at about 140 for the quarter in revenue and you ran at about 140 in Q4 of '07, is there any reason based on that run rate that you couldn't attain the same consolidated margin?

Fred Zinn - *Drew Industries, Inc. - President*

Yeah, there are probably a hundred reasons to be honest with you. Raw material cost structures are entirely different. The product mix is very different. We've had significant cost cutting since then, facility consolidations. You can use it as a guide. There are a lot of things that have changed since then. Unfortunately, it's never simple.

Mitch O'Brien - *CJS Securities - Analyst*

Okay, so just net there's probably?

Fred Zinn - *Drew Industries, Inc. - President*

Pluses and minuses --

Mitch O'Brien - *CJS Securities - Analyst*

It's not a very safe assumption is why?

Fred Zinn - *Drew Industries, Inc. - President*

Right, it's not.

Mitch O'Brien - *CJS Securities - Analyst*

But, okay, that's fine. That's it. Thanks a lot guys.

Operator

The next question comes from the line of Peter Eisele representing Snyder Capital. Please proceed.

Peter Eisele - *Snyder Capital - Analyst*

Yes, good morning, Leigh and Fred. Given the current environment as you mentioned pretty tough, I would imagine that you're seeing a lot of opportunities on the acquisition side, can you talk about that and given that, where is your comfort level in terms of how much leverage you would apply to the balance sheet and lastly, how do you take that into consideration versus perhaps buying your own stock?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Well, we'll start out with the buying the stock questions. We announced back in November that we would buy up to 1 million shares of stock and so far, we've bought just under 200,000 shares. And we will continue to buy stock. As to leverage, at the current time, we have less than $20 million of debt and most of it is mortgage debt, there's no pressure on it. We have plenty of lines of credit, but historically we have never been, Fred and I have been relatively conservative and would really never look to go more than 2 times EBITDA and at this point there's no risk of even coming anywhere near that even if we were to buy back a substantial amount of stock because cash flow is still very strong.

Peter Eisele - *Snyder Capital - Analyst*

And are you seeing more acquisition opportunities?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

There are acquisition opportunities. There are lots of different opportunities now and that's why we're going ahead and negotiating lines right now. We've not rushed into them. Lines were available to us at anytime we wanted them and we're just kind of waiting for what hope will be the best time, but at this particular moment, there's actually no need to worry about raising cash, but acquisitions are available, we've made one, a little patent acquisition.

There are other companies out there, but just like the homeowner who doesn't want to sell his $300,000 home that he thought it was worth for $250,000, a lot of companies don't want to sell that company which they thought may have been worth $10 million and today it's worth $7 million, so you have that to contend with and we're just at this point continuing to look, always looking at acquisitions and when the right one comes along, we'll make it.

Peter Eisele - *Snyder Capital - Analyst*

Okay, great. Thanks very much.

Operator

The next question comes from the line of Barry Vogel representing Barry Vogel and Associates. Please proceed.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Good morning gentlemen.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Hi Barry. How're you doing?

Barry Vogel - *Barry Vogel & Associates - Analyst*

Good. First question, it goes back to that raw materials cost squeeze and maybe you can give us a little bit of color. Assuming the current trends continued, which included obviously a worsening of the trend in RVs going into the second half versus where it was in the first half, can you tell the generality, again if current trends continue with worsening trends, what the raw materials cost squeeze in the second half would be versus the second half? Again, it's a general question.

Fred Zinn - *Drew Industries, Inc. - President*

It's very difficult, Barry. First, I wish I had a good answer for myself and second of all, I wish I could be specific, but really we can't do either one. We have so many different raw materials, they're all volatile, they're adjusting and increasing at different rates, the industry is in flux, it's very, very difficult to say. We did say in the press release on an annualized basis our cost increases are scheduling at about $70 million at current sale --

---

Joe Giordano - *Drew Industries, Inc. - CFO and Treasurer*

Annualized over the next 12 months.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

At current sales levels. But in terms of the varying impacts of the industry and future raw material costs, it is impossible to say. We go back to the basic question, Barry.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Excuse me?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We go back to the basics. What is our management team going to do? Are they going to do what they have done very successful in the past.

Barry Vogel - *Barry Vogel & Associates - Analyst*

I understand that. Now it is obvious with the bankruptcies and closures that are occurring in RVs that you are going to have the most significant consolidations in this industry in a long time. And a perfect example of the consolidation is the announcement by Monaco of what they're doing in the Midwest, which is really massive. If there is continuation of this consolidation, loss of individual customers, how does that affect you and the company in terms of profitability, if that continues?

Fred Zinn - *Drew Industries, Inc. - President*

I think really very little. We have very large market shares and as companies consolidate, hopefully they're becoming more efficient too, so they're healthier, which is good for us in the long term, but in terms of the mix of customers, if one customer goes away or reduces its market share, someone else is picking it up and we're staying fairly steady, so I don't view it as a real risk, I view it as a long term benefit to the industry, a healthier industry is better for us.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Okay.

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

This is Jason. I just wanted to add something really quick there. I think one of the important things to note is that both Kinro and Lippert are taking market share in a down market and that's about one of the only things you can do when business gets as bad as it is, but Monaco's made the announcement with their whole game plan and they are already at 50% capacity right now, so whatever it was that they announced the other day, so we've seen that trickle in the last four, five or six months, so we've seen the most of those effects. Their consolidation and move to Oregon and down to (inaudible) where they're at in [Wakarusa], will have some effect to us because I think they continue to do a little bit less volume, but the bulk of what they're down, they're right now, in my opinion.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

And besides we have plants both in Oregon and throughout Indiana, so --

Barry Vogel - *Barry Vogel & Associates - Analyst*

Okay. Now, as far as Seating Technology, if the RV market remains at its current state in the second half of year, would this be accretive?

Fred Zinn - *Drew Industries, Inc. - President*

Yes. Yes.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Can you give us some idea of the accretion?

Fred Zinn - *Drew Industries, Inc. - President*

It's actually, it's not a big number. You can play with the numbers yourself. Frankly I'd rather let you do that, but we pay less than 6 times EBITDA. We did mention that last year. They did $40 million and we're gaining market share. Obviously, they're going to have a hard time maintaining that $40 million with the industry down, but with cash in the bank that we were earning 1.5% on, and an opportunity to expand with Seating Technology, it should be nicely accretive.

Barry Vogel - *Barry Vogel & Associates - Analyst*

In the second half?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Yes.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Even though and with deteriorating conditions?

Fred Zinn - *Drew Industries, Inc. - President*

Yes. Don't forget we were earning 1.5%, 1.6%.

Barry Vogel - *Barry Vogel & Associates - Analyst*

I know.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We took that into effect when we made the acquisition.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Now as far as buying back stock versus acquisitions, I know you announced it, the buyback. I think you stopped at around $24, $25?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Right.

Barry Vogel - *Barry Vogel & Associates - Analyst*

And I believe it got down to as low as $15? That's a major change in the price to buy yourself and of course you know your company better than any acquisition and I know you said you're going to continue to buy stock, but do the metrics change with your stock theoretically at $15 a share and I know it has rallied compared to when you started it where you might be more aggressive on a share buy back (inaudible) when it stops at $25?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Let me start Barry, let me first start, and please, in my opinion, we operate for the long-term acquisitions, benefit the company in the long-term more than stock buy back. But if I had to make a choice between a stock buy back and an acquisition, I'd make an acquisition, but in the present financial condition that we're in, we can do both and we continue to do both.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Okay.

Fred Zinn - *Drew Industries, Inc. - President*

In terms of the dynamics, Barry, of course, when you're looking at a stock price, it's 30% low or 40% lower than it was, it changes your view, but so does what's going on in the world. A weaker economy and a weaker industry also change your view, but at this level, this much lower, it changes our view a little bit.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Right, okay. So, basically you would lean towards an acquisition of your common stock at the right prices, unless you had an acquisition that was so phenomenal, that would change things.

Fred Zinn - *Drew Industries, Inc. - President*

But as Leigh said, fortunately for us, we don't have to make that choice because of the types of acquisitions that we do, we could still make a couple of them and we can still buy back a bunch of shares and be fine in terms of our leverage.

Barry Vogel - *Barry Vogel & Associates - Analyst*

Thank you very much. You're doing a great job as usual.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Thank you, Barry.

Operator

The next question comes from the line of Jamie Wilen representing Wilen Management. Please proceed.

Jamie Wilen - *Wilen Management - Analyst*

Hi fellas, a couple of little different things. Hi. In the quarter, were the material fluctuations helpful or hurtful to your numbers? Talking about your pretax profit numbers?

Fred Zinn - *Drew Industries, Inc. - President*

Material costs were up this quarter?

Jamie Wilen - *Wilen Management - Analyst*

So it already had impacted margins in this quarter as well.

Fred Zinn - *Drew Industries, Inc. - President*

As we said, it didn't impact quite as quickly as we had estimated three or four months ago because volume was down, but it clearly did impact us.

Jamie Wilen - *Wilen Management - Analyst*

And as you move forward, obviously people would like to lightweight the chassis a little bit and now it costs us less money, do we have any capabilities of altering our materials, or light-weighting our chassis so it can be more fuel efficient and more economical and we'd be less material cost conscious?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Both Kinro and Lippert have products that they have spoken to our customers about that will hopefully reduce the weight of an RV. Kinro, we've talked about it for years has this new composite material that they can use for the outer skin and Lippert has likewise at various shows introduced a number of products which I think can reduce the weight and I think that that's the number one question right now, by customers, how can they reduce the weight of the RV. Now, you have two choices, you can reduce the size, you could reduce the weight or you can do something to increase fuel utilization and I think, probably the industry will work on all 3 areas at the same time.

Jamie Wilen - *Wilen Management - Analyst*

When you were talking about your acquisition criteria of 6 times EBITDA, is that current EBITDA or adjusted EBITDA after you've done all your computations?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

No, it's a combination. Firstly, it's pro forma EBITDA with a former owner who's not going to come with us was earning $1 million a year, we'll add that back less what we have to replace him with. It could be some very easy fixes we will give the seller credit for, for instance. He's buying material much worse than we are, we may give him credit for part of that material savings, but if we have to fix the product that we have to fix, the factory, that we don't give him credit for. The easy stuff, we give him credit for. The stuff where we have to do work on, we don't give him credit for.

Jamie Wilen - *Wilen Management - Analyst*

Got you. And did you increase your availability by $100 million? Is that what you said?

Fred Zinn - *Drew Industries, Inc. - President*

We're just saying that we have a shelf line with Prudential and they've indicated their willingness to increase it significantly.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

The history Barry, it was originally $60 million, we used $35 million, we prepaid part of it, but we have $25 million availability and they actually came to us and said "We're willing to take that up much, much higher," and they sent us a proposal for $125 million. And our banks are currently at $70 million with an accordion feature that can go to $90 million and we're deciding what numbers we want for both banks, for both Prudential and for the banks. That's something that Fred will make decisions going forward on.

Jamie Wilen - *Wilen Management - Analyst*

Got you. And lastly, on the competitive front, obviously you have to be much more well capitalized and probably more well-managed than some of your competitors. Are any of them having difficulty and have any of them gone out of business?

Fred Zinn - *Drew Industries, Inc. - President*

I don't know about going out of business, but certainly as you said we're stronger than some of our competitors and hopefully we're starting to win some of those competitive battles.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We did lose one or two competitors, small ones, in the last year or so, but people just, it wasn't for financial reasons, they just couldn't make money competing against us and they exited the product lines.

Jamie Wilen - *Wilen Management - Analyst*

Okay, very good. Great job, fellas. Thank you.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Okay Jamie.

Operator

The next question comes from the line of Arnold Brief representing Goldsmith & Harris. Please proceed.

Arnold Brief - *Goldsmith & Harris - Analyst*

Could you give us a little more color on how you view the impact of the housing legislation? What are people generally putting down on these mortgages for down payment, erasing the amount of the chattel mortgage versus the prices of the units? Give us some idea of the significance of this?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Well, one of our customers recently indicated that the average price of a home is $45,000, probably that's combining single section and multi-section. But in the past, $40,000 limit that the FHA would guarantee was only basically for single section home. With $70,000 now, more multi-section homes will be qualified for FHA financing. That's got to help the industry whether it helps it by 100 units or 10,000 units, at this point, it's too early to say.

Arnold Brief - *Goldsmith & Harris - Analyst*

What are the average prices for multi units?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Oh, probably $70,000 or $80,000.

Arnold Brief - *Goldsmith & Harris - Analyst*

Then you can finance almost the whole purchase at this point?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Yeah. I mean at an average point. And then in addition, a $7,500 credit I think would be very valuable

Arnold Brief - *Goldsmith & Harris - Analyst*

I was trying to get to that. What is the average down payment required to get a chattel mortgage on this.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Well, it could be 10%, but that again changes daily with the financing markets today.

Arnold Brief - *Goldsmith & Harris - Analyst*

Okay. My point is, if I bought a $60,000 unit, and put 10% down, I get all my cash back from the tax credit?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Basically, assuming you pay taxes.

Fred Zinn - *Drew Industries, Inc. - President*

Don't forget that tax credit is really a loan by the government. You have to pay it back over 15 years. First of all, it's a maximum. It depends on lots of factors, the price of the house, income levels and it is a loan that you pay back to the government. So, it's not quite as --

Arnold Brief - *Goldsmith & Harris - Analyst*

From a cash basis, you can finance a home with nothing down?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Basically, yeah.

Fred Zinn - *Drew Industries, Inc. - President*

If you get the full credit, if you're eligible for the full credit.

Arnold Brief - *Goldsmith & Harris - Analyst*

Is the industry excited about this bill or are they --

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It's certainly won't hurt us, the only question is how much will it help us. It certainly will help us, but the question is by how much.

Arnold Brief - *Goldsmith & Harris - Analyst*

Aren't most homes financed?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Yes, except for the retiree homes, very often use cash.

Fred Zinn - *Drew Industries, Inc. - President*

There's no question as Leigh said that this will be a help and clearly the industry is I don't know if I'd say excited, but very happy about it. You look on the manufactured housing institute's website and you'll see some very nice commentary on it. Everybody is very happy about it. Just to put in perspective, back in the mid 90s when we were in the manufacturing housing boom, there were 25,000 and more homes that were financed by FHA insured loans. Last year, there were less than 2,000, so clearly there's quite a bit of room for expansion. Whether it's 1,000 homes or 10,000 homes, we'll have to wait and see.

Arnold Brief - *Goldsmith & Harris - Analyst*

Thank you.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Thank you.

Operator

The next question comes as a follow-up from the line of John Diffendal representing BB&T Capital Markets. Please proceed.

John Diffendal - *BB&T Capital Markets - Analyst*

Well, my question was also sort of about the $7,500 tax credit. I was wondering if we could get David and Jason's sort of input on that. I am wondering if they might remember back on the last time we had that and maybe give us any feedback they're hearing from their customers on that on what they expect to see in terms of any ramp up or just any sort of feedback from the customers' base over this.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

I'll let them both answer, but the law passed yesterday.

John Diffendal - *BB&T Capital Markets - Analyst*

No, I totally understand.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Customer feedback is probably negligible.

John Diffendal - *BB&T Capital Markets - Analyst*

Yeah, I have to say one thing that you wonder about is people sort of viewing it as almost like getting your down payment, but then you get it when you file taxes, so there's a gap there. I'm just trying to assess whether it's a positive and certainly something you can sell off of, but I'm just wondering where they think the impact would be and what the difference is here?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

David can you add anything?

David Webster - *Drew Industries, Inc. - President and CEO of Kinro and Director of Drew*

I think it will have an impact on it but it here again it just passed and I think we'll see more homeowners. I think we're seeing it in Texas right now more than anywhere else. I think that the Texas market, as far as the manufactured housing industry is up over last year this month. I think with that type of home that we're building there and being passed I think it is going to help the industry. I think it will be a positive.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Jason, you want to add anything to mention?

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

No.

John Diffendal - *BB&T Capital Markets - Analyst*

And, as you said, you haven't got in the June shipment number yet. Is you sense, given the flow of your biz, I mean, May was a disappointment? I mean, it looks like we're tipping over as we were going into the better part of the selling. Your sense from an operating standpoint that June was similar to May and also should be down similarly?

Fred Zinn - *Drew Industries, Inc. - President*

I don't expect to see a huge difference in the industry.

John Diffendal - *BB&T Capital Markets - Analyst*

Okay. Thank you.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Okay.

Operator

The next question comes from the line of Adriano Almeida representing DGHM. Please proceed.

Adriano Almeida - *DGHM - Analyst*

Hey gentleman.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Hi.

Adriano Almeida - *DGHM - Analyst*

I'm wondering, just to clarify here. Is it the case that most of the raw material cost pressure, is that mostly on the RV side or is it kind of equally spread between RV and manufactured homes?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It's equally spread. We use steel. We use, for both. In the same, we use aluminum for both industries. So it's across the board.

Adriano Almeida - *DGHM - Analyst*

Okay Is there a difference in the lag between these two industries and passing along those higher prices?

Fred Zinn - *Drew Industries, Inc. - President*

I think the difference is based upon products not so much based upon industries. But clearly, we sell some products that have higher steel content over higher aluminum content, some we have lower. So there are some differences.

Adriano Almeida - *DGHM - Analyst*

Okay. I'm wondering on the just the kind of negative operating leverage. You guys have really been ahead of the curve in terms of shutting down capacity, closing plants, and consolidating your assets. Is there more that you can do here or even kind of the same question? Do you plan to do more of that?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We really have to wait and see what happens with the economy. If things gets really worse, we'll have to look deeper. Jason, do you want to add anything to add to that?

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

We've been at it for two years in October now. We've been scaling back and a lot of the stuff we probably could or would have done if the industry wasn't taking a down turn. So, a lot of the stuff, a lot of the cost saving stuff we're doing on our end is just some more outsourcing. We're doing some administrative stuff outsourcing or outsourcing more of our component and some [assembled needs] and things like for steel, electric motors, and what not. So, I mean, we're doing a lot of stuff anyway. If things continue to get worse we'll continue to consolidate where we can. We certainly have plans on the table if we need to go that direction. So we've already given a quite a bit of thought but as of right now I think we're sitting pretty good and the results reflect that I think.

Adriano Almeida - *DGHM - Analyst*

Yeah. That's kind of where I'm trying to dig in a little deeper there because the results in this quarter at least do reflect this notion that you've right sized the business. But I guess a lot of the fear here and the negative commentary in your press release relates more to raw materials and not exactly kind of capacity utilization.

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

I think that one of the other things to add is that you're seeing a lot of earnings reports and things like that where people are just starting to look at that kind of stuff and I think the thing you've got with Drew is we've been at it for a couple of years now and we've doing a lot kind of stayed out ahead of it. So, we've at least been planning and have future plans if we need to execute those of kinds of things.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

There's a lot of companies that sit and say well things will get better so we shouldn't cut because when they get better. Whereas we've always been realists and said, things are bad, let's start cutting. We don't, if you're hoping for things to get better because we think we always have the ability to add capacity real quickly and as we've talked about capacity, that's something we really don't even focus on because currently we're probably at an 8-hour or less one shift basis and when the hurricanes came a couple of years ago, we were able to go to a three shift 7-day a week basis and operate. Now you can't do that for a long time but if the economy should suddenly dramatically improve and RVs and manufactured housing should dramatically improve, we could handle the increases without any problem at all. Now as a result, we have always cut as soon as we see a down turn or even before we see a down turn.

Adriano Almeida - *DGHM - Analyst*

Yeah. Now, this notion that you're generally, historically your track record has been to be ahead of the curve, that applies to getting through price increases as well. Right? I mean, you've experienced this higher raw material prices at least a couple of months.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

As we've said earlier, both David and Jason have been through this before. They've done a terrific job in the past. And I have no doubt they'll do a terrific job in the future.

Adriano Almeida - *DGHM - Analyst*

Now is it, I think, I heard you say I think to Kathryn's question about 50% of your total cost of steel no --?

Fred Zinn - *Drew Industries, Inc. - President*

50% is raw materials.

Adriano Almeida - *DGHM - Analyst*

-- is raw material and half of that is steel. So, is it the case that you would need about a quarter of the price increase that steel has gone up?

Fred Zinn - *Drew Industries, Inc. - President*

Well, no. Not really.

Adriano Almeida - *DGHM - Analyst*

It doesn't work that way?

Fred Zinn - *Drew Industries, Inc. - President*

It's doesn't really. [A quarter of the] the price increase, well I would have think about it and play with it, but it's also true no matter how you look at it Adriano, we have different increases for different types of steel and some is up a lot more than others. We have some types are up a lot more or less and we have different increases in our aluminum cost. We have products that use little steel or products that use a lot of steel. So, I'm not sure it's helpful to even think of it that way.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

And as we've said in the press release, both David and Jason, mentally are very careful on costs. But they constantly look at their product to see how they can improve the product, take out material to do whatever they can to increase cost and decrease the cost of the product and that's been an ongoing process for many, many years.

Adriano Almeida - *DGHM - Analyst*

Okay.

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

We're talking a lot about the cost savings and consolidating and stuff like that too. But we're spending just as much time on new product and new product innovation and market share pickups as we are the cost cutting and consolidations.

Adriano Almeida - *DGHM - Analyst*

Yeah. Okay. Now from a bigger picture trend perspective, at one point I think we've discussed in the past kind of this theme of the trend of some of the RV guys outsourcing more to suppliers, where are we on that? Has that accelerated with this down turn or is it on hold.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It should accelerate. I don't know if it has though. We have, most of the products that we're in, we have very big market shares already.

Fred Zinn - *Drew Industries, Inc. - President*

Okay. I think largely, the RV manufacturer has outsourced the vast majority of their components as true on manufactured house, still generally (inaudible) but not as true. So, I'm not sure on RVs there is a lot more for them to outsource. The types of products that we're, the towables, (inaudible) anyway.

Adriano Almeida - *DGHM - Analyst*

There was more opportunity more on the --

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Manufactured housing side.

Adriano Almeida - *DGHM - Analyst*

Okay. And on this manufactured housing, another theme we've talked about is that that is where really a lot of your leverage lies. I mean that industry has been kind of in a depression here for several years with some false starts. But is it still the case, I mean if you look at your two divisions, which one do you think actually has the potential to deliver more earnings over the next several.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Firstly, if you look at the margins. Both industry's margins are fairly similar and have been in the past. Secondly, both industries are down, manufactured housing is down a lot more than RV industry. But they are both still producing lots of homes and lots of RV. I mean, for the first 6 months of this year, there was 162,000 RVs sold, probably looking at close to 300,000 RVs sold for the year. So we can keep talking about declines but the bottom line is, there's a lot of RVs being sold, there's a lot of homes being sold. And I think once the economy improves, both of them will improve.

Fred Zinn - *Drew Industries, Inc. - President*

Again, in terms of the kind of incremental margins that you're talking about , they're very similar. So, there's not a lot more leverage really in one industry than the other. We have cut back in our capacity in manufactured housing so that we are not, we don't have that much more leverage than we do on RVs.

David Webster - *Drew Industries, Inc. - President and CEO of Kinro and Director of Drew*

And another thing about the RV industry is that you got to remember gentlemen that the RV industry is down but yet still probably going to be one of the top 5 years of the entire industry. So, being down and as you said from 160,000, we'll probably hit the 300,000 mark more than likely this year and that's a pretty good year for the industry.

Adriano Almeida - *DGHM - Analyst*

Yeah. Well, that's where I was coming from, I mean, I would have thought that from an upturn scenario perspective there was a lot more upside in manufactured housing just because it's been depressed.

David Webster - *Drew Industries, Inc. - President and CEO of Kinro and Director of Drew*

Oh I think that's probably true. I think you will see a more upside on the industry in the manufacture housing side of it because of the situation that we're going through right now and that we've been going through for the past 7 or 8 years. I think there's a tremendous upside on the manufactured housing industry.

Adriano Almeida - *DGHM - Analyst*

Now, why haven't you done more deals on the MH side then?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Because there's less products on the MH side. MH is the lower cost housing. There's very few bells and whistles on manufactured housing and it's just a very basic product. Now, we've looked at other products to get into and most of them just have not been profitable and that's why we exited some those product lines last year.

It's nice to get sales. But if you're getting sales with no margin, why bother spending the time in capital line? So, whereas the RV, the RV-er tends to like the latest gadgets and he always wants the most up-to-date RV. And that's why we're constantly looking and able to find new products. The stabilizer that we just found I think will be a nice improvement. Last year, we added --

David Webster - *Drew Industries, Inc. - President and CEO of Kinro and Director of Drew*

Suspension product.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

The suspension product. There's always some new gadget that you can get onto an RV. Lippert today is one of the leading slide out suppliers and Kinro has been the leading window supplier for many years. And they constantly add new products.

Adriano Almeida - *DGHM - Analyst*

Okay. That makes sense. Now, the content per unit numbers that you gave in this quarter that were up pretty nicely that doesn't include the latest acquisition right?

Fred Zinn - *Drew Industries, Inc. - President*

That's right. That's what Joe was saying in his speech that Seating Technology will add about $150.

Adriano Almeida - *DGHM - Analyst*

Okay.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

We're going to take one more question.

Adriano Almeida - *DGHM - Analyst*

Alright. Thank you guys.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Okay.

Operator

Gentleman your final question will come as follow-up from the line of Kathryn Thompson representing Avondale Partners. Please proceed.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Hi Kathryn.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Hi. You answered most of my questions. I guess the one question I just wanted clarified. What I was trying to say earlier was because the state of the industry and the balance sheet of some of your players, is it more difficult now to pass on price increases just conceptually?

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It's not so much the state of the balance sheet of our customers.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It's the state of the economy.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Normally when you have a declining economy, you have declining prices. In this particular environment we have declining economy with rising prices. So, when people are having trouble buying a product to begin with and then you want to raise price on it, it's going to make it even harder to raise the price.

Jason Lippert - *Drew Industries, Inc. - President and CEO of Lippert Components and Director of Drew*

It's never easy to go in with the price increase regardless of what the situation is, whether a declining market or an upswing in the market.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

In this down turn, all the parties have had to share in the pain. Suppliers have been hurt, on the customer, the manufacturer has been hurt, the dealer has been hurt, and in some instances, the customer has been hurt, the end customer because he had to pay a higher price for the product. Very difficult in a down turn but again, I go back to what we said earlier. If you have a good management team who has been through this before, they're going to accomplish and successfully accomplish getting through the price increases. I'm extremely confident that we will do it again this time.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Sure. Yeah. And you've always done a great job of that and I have no beef against that but it's just really kind of getting a better understanding of how do you manage because it does seem a bit different now than it was say even in '04 and '05 and even '91.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

It's harder and these guys will work harder to do it.

Kathryn Thompson - *Avondale Partners LLC - Analyst*

Okay. Great. Thank you so much.

Leigh Abrams - *Drew Industries, Inc. - President and Chief Executive Officer*

Okay. Alright. With that again, I thank everybody for listening in. We'll speak to you at the end of the third quarter and we'll be around for many more years to come and we have a strong balance sheet and our ability to gain market share and continually to increase new products, introduce new products, and to make acquisitions. We're very optimistic in the long term that we'll be successful. Thanks again.

Operator

Ladies and gentleman thank you for your participation in today's conference. This concludes your presentation. You may now disconnect.

Editor

Company Disclaimer - This document may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this document that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this document, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this document and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, a sales decline in either the RV or the manufactured housing industries, the financial condition of our customers, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.